SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)  November 1,  2004
                                                       -----------------

                              TAYLOR MADISON CORP.
                              --------------------
             (Exact name of registrant as specified in its charter)

          Florida                      0-15034                  01-0656115
 -------------------------------------------------------------------------------
      (State or other jurisdiction   (Commission File       (IRS Employer
      or incorporation)               Number)                Identification No.)

          2875 N.E. 191st Street, Penthouse 2, Aventura, Florida  33180
          -------------------------------------------------------------
          (Address of principal executive offices, including zip code)

Registrant's  telephone  number,  including  area  code:         (305)  692-3732
                                                                 ---------------

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Item 1.01 Entry into a Material Definitive Agreement.

     In November 2004, Taylor Madison Corp. (the "Company") entered into a debt conversion agreement ("Agreement") with Lucien Lallouz, the Company's Chief Executive Director, Michael B. Wellikoff, a Director of the Company, and Omniscent Corp., a Florida Corporation, whose president is Sharon Lallouz, the wife of the Company's Chief Executive Officer (collectively the "Parties"). Under the Agreement, the Parties agreed to convert an aggregate of $629,358 of the Company's debt owed to the Parties into an aggregate of 18,241,000 shares of the Company's common stock.

     In November 2004, the Company entered into a Manufacturing and Distribution Agreement ("M&D Agreement") with Boom LLC, a New York Limited Liability Company ("Boom"). Under the M&D Agreement, the Company agreed to assign to Boom all rights, title and interest held by the Company to a licensing agreement (the "License") with Major League Baseball ("MLB") to develop and market a MLB line of personal care products, pending MLB approval. If approved by MLB, Boom will pay the Company an advance against royalties of Ten Thousand Dollars ($10,000) and will perform all the remaining obligations of the Company's License with MLB, including the payment of royalties on the net sales of the brand as prescribed in the License. Boom will remit to the Company at the same time as it pays the MLB royalties, a royalty payment equal to 2.5% of the net sales of MLB personal care products over and above the royalties due to MLB. In the event MLB rejects the Company's application to assign the License, Boom will continue as the exclusive manufacturer and distributor of the brand for the Company concurrent with the Company's rights under the License.

     In November 2004, the Company agreed to assign their license with Gund, Inc. ("Gund") to Omnicent Corp. for nominal consideration. Along with the transfer of the Company's license, Omnicent assumed all of the Company's liabilities under the license with Gund.

Item 3.02 Unregistered Sales of Equity Securities.

     In November 2004, the Company agreed to issue 18,241,000 restricted shares of the Company's common stock to two individuals and one entity in connection with a debt conversion agreement. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

     In November 2004, the Company agreed to issue 100,000 restricted shares of the Company's Common Stock to an individual for legal services rendered. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

Item 5.01 Changes in Control of Registrant.

     As a result of the debt conversion agreement, entered into in November 2004, with Lucien Lallouz, the Company's Chief Executive Officer and Director, Michael B. Wellikoff, a Director of the Company, who previously withdrew his resignation, which was accepted by the Company, and Omniscent Corp., a Florida Corporation, of which Sharon Lallouz is the President as well as the wife of the Company's Chief Executive Officer, the following individuals will exercise control over the Registrant:


   Name                  No.  of  shares                Percentage(1)
----------             ------------------             ----------------

Lucien Lallouz              8,721,000(2)                 30.7%

Sharon Lallouz              7,613,000 (3)(4)             26.8%

Omniscent Corp.             7,613,000(3)                 26.8%

Michael Wellikoff           3,849,000                    13.6%

(1) Using 28,401,889 shares as of November 4, 2004, assuming the issuance of all the shares discussed herein. Does not take into account approximately 2,609,516 shares which the transfer agent reflects as issued and outstanding of which the Company anticipates to cancel a minimum of 1,000,000 shares.
(2) Includes 1,200,000 shares purchased by Mr. Lallouz for $60,000. Does not include 7,613,000 shares of Omniscent Corp., of which Mr. Lallouz's wife, Sharon Lallouz, serves as the company's president and is beneficial owner of which Mr. Lallouz has disclaimed ownership. 8,350,000 of the shares Mr. Lallouz beneficially owns are held in the name of ZTZ Trust, which is controlled by Mr. Lallouz.
(3) The president and beneficial owner of Omniscent Corp. is Sharon Lallouz, wife of Lucien Lallouz, the Company's Chief Executive Officer.
(4) Does not include 8,721,000 shares of the Company's common stock beneficially owned by Mr. Lallouz, Mrs. Lallouz's husband and the Company's Chief Executive Officer, which Mrs. Lallouz has disclaimed ownership of.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On October 6, 2004, Donald P. Moore, resigned from his positions as the Company's General Counsel, Vice President of Business Development and Director.

     On October 5, 2004, Miles M. Raper, resigned from his positions as the Company's Chairman of Audit Committee and Director.

(d) On October 20, 2004, the Company appointed Marcos Lenkovski to fill one of the vacancies on the Company's Board of Directors and to serve as Chairman of the Audit Committee. Mr. Lenkovski has over 20 years experience in the cosmetics and fragrance distribution business and holds an engineering degree from the University of Lima, Peru and a masters degree in industrial management from the State University of New York.

     On October 20, 2004, Michael B. Wellikoff withdrew his resignation from the Company, which was given on October 8, 2004, it was accepted by the Company and he will continue to serve as a Director of the Company. Additionally, Lucien Lallouz will take Mr. Wellikoff's former position as Chairman of the Board of Directors on an interim basis. .

Item 9.01 Financial Statements and Exhibits.

c)  Exhibits:

10.1     Conversion of Debt to Equity Agreement*
10.2     Exclusive Manufacturing and Distribution Agreement*
10.3     Assignment of Gund, Inc. Agreement*

*Attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR MADISON CORP.

November 8, 2004

By:  /s/  Lucien  Lallouz
-------------------------------------------
Lucien  Lallouz,  Chief  Executive  Officer

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